Exhibit 99.1

Investview (‘‘INVU’’) Announces Interim Management Changes in Response to Recent Allegations Against CEO

Eatontown, NJ, November 5th, 2021 — Investview, Inc. (OTCQB: INVU), a diversified financial technology company released the following statement today:

Investview recently learned through media sources that its Chief Executive Officer, Joseph Cammarata, and certain other of his business associates, have become the subject of recently announced civil and criminal charges purportedly related to activities involving a class action claims aggregator through a separate and unrelated entity called Alpha Plus Recovery, LLC.

Immediately upon Investview becoming aware of these legal matters, the Company’s Board of Directors placed Mr. Cammarata on administrative leave and removed him from all duties and responsibilities, pending the Company’s own internal investigation of these matters in concert with the Company’s outside legal professionals.

The activities attributable to Mr. Cammarata in these reported legal actions were unbeknownst to, and completely independent of Mr. Cammarata’s activities on behalf of Investview. To the best of the knowledge of the Company, all activities in question ended prior to Mr. Cammarata becoming involved with Investview in December of 2019. Alpha Plus Recovery is an unrelated entity and is not and never has been associated with Investview. Investview has never had any business affiliation, association or dealings with or business involvement with Alpha Plus Recovery, LLC. Neither has the Company conducted any business or had any relationship with the business associates of Mr. Cammarata who were charged in the reported legal actions.

In light of the current situation and circumstances, Investview has appointed James R. Bell as the acting CEO to ensure business continuity and coordination of daily business operations. Since April of 2020, Mr. Bell, as a director of Investview, has been instrumental in the oversight of the Company’s operational turnaround to profitability. Mr. Bell will be directly involved in the day to day management of the operations of the Company and therefore Investview is confident that there shall be no disruption to its daily business operations or divergence from its operating goals and objectives.

Annette Raynor, Investview’s Chief Operating Officer stated, “We, as a Company were completely unaware of this matter and learned of it upon its public release. We have taken the necessary steps to ensure Investview’s continued operations in the normal course of business.”

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contacts

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com